Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our certificate of incorporation authorizes the issuance of 81,000,000 shares of all classes of stock, consisting of 80,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share. The preferred stock may be issued in one or more series with such terms as the board of directors may determine. As of October 31, 2012, we had 20,097,295 shares of outstanding common stock held by 39 holders of record.

We do not have any shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held by them on all matters on which stockholders are entitled to vote, including the election of directors, and do not have cumulative voting rights. Subject to any preferential rights of any then outstanding preferred stock, holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes. In the event of any distribution of capital assets or winding-up of our company, whether voluntary or involuntary, holders of our common stock are entitled to receive pro rata the assets remaining after creditors have been paid in full. There are no preemptive, subscription or conversion rights applicable to our common stock. The outstanding shares of our common stock are duly authorized, validly issued, and fully paid.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series. Our board also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any series of preferred stock issued, including dividend rights, conversion rights, voting rights, or other rights, any or all of which may be greater than the rights of the common stock. Preferred stock could be issued with terms that could delay or prevent a change in control of our company or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation

Our certificate of incorporation contains provisions that could make it more difficult to acquire control of our company. A description of these provisions is set forth below.

Authorized but Unissued Shares of Common Stock and Preferred Stock. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or the rules of any stock exchange on which our securities may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Special Stockholder Meetings. Our bylaws provide that special meetings of the stockholders for any purpose or purposes, unless required by law, may be called by the president or secretary and shall be called by the chairman, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of our entire capital stock issued and outstanding and entitled to vote.

Advanced Notice Procedure. Our bylaws provide an advance notice procedure for stockholder meetings.

With respect to annual meetings of stockholders, our bylaws requires stockholders to deliver notice to G-III of their intention to make director nominations or bring other business before the meeting not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if the meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. With respect to any other annual meeting of stockholders, G-III must receive stockholder notices by the close of business on the tenth day following the date of public disclosure of the meeting date. In addition, our bylaws prescribes information that the stockholder’s notice must contain, both as to itself and its proposed director nominee, if the stockholder wishes to nominate a candidate for the annual meeting director election, and prescribes information that the stockholder’s notice must contain if the stockholder wishes to bring business other than a director nomination before the annual meeting.

With respect to special meetings of stockholders, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called must be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The only business that may be brought before the meeting will be the business described in the notice of meeting delivered to the stockholders. In the event we call a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in our notice of meeting, if the stockholder provides us written notice no later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth (10th) day following the date of public disclosure of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Anti-Takeover Provisions of Delaware Law

A number of provisions under Delaware law may make it more difficult to acquire control of us. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of our company;

•	discourage certain tactics that may be used in proxy fights; and

•	encourage persons seeking to acquire control of our company to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to exceptions, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	Prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, with an “interested stockholder” being defined as a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation and bylaws provide for the indemnification of our officers and directors to the fullest extent permitted under Delaware law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Nasdaq Stock Market Listing

Our common stock is quoted on the Nasdaq Global Select Market under the trading symbol “GIII”.

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